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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2002
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on or about July 17, 2002.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document including the answers to questions 1, 2, 4, 5, 7, 9, 10 and 11 contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors.

SELECTED INQUIRIES RECEIVED THROUGH JUNE 17, 2002

1.    Why has management decided to split the stock? Warren Buffett, who you often quote in your monthly responses, as well as numerous studies, would argue that splits provide no economic benefit and only a short-term unsustainable upward move in the stock price. If you are looking for more trading volume in your stock, you will most likely get your intended result, but I am unclear how shareholders benefit.

This is an interesting question. Perhaps you are correct in asserting that in the long run our stock split probably won't make any difference in terms of the value of your investment. However, doesn't it follow that our motivation for taking this corporate action is equally without meaning?

We are sure that we have not read any of the numerous studies you mention, but you may be surprised to know that we agree with the premise that a stock-split should do nothing for stock valuation. A pie cut in halves, quarters or eighths is still the same pie. The number of pieces does not change the amount of fruit that the pie will yield. Further, since Expeditors is highly institutionally held, the "short-term unsustainable upward move" is unlikely to take place.

Before we go much further we think we should note that as a matter of good corporate governance, management does not make the decision to split the stock. That action can be taken only by the shareholders directly or through their elected representatives, the Board of Directors. While three members of management serve on our Board of Directors, the majority of our Board of Directors are independent of management and so technically there is no way that management, in and of themselves could have made the decision to "split" the stock. However, since the vote was unanimous, we can at least explain why the issue was not contested.

Just because we find Mr. Buffett to be quotable, does not mean that we blindly follow all of his teachings. We agree that a stock split cannot change the intrinsic composition of the pie, but we cannot accept his apparent conclusion that the number of slices is therefore immaterial. As any hostess understands, the number of slices must bear a close relationship to the number of guests at the dinner. Mr. Buffett, following a no stock split policy, has a stock price currently well in excess of $70,000 for his Class A shares and thus avoids having a great many people over for dessert. That is a valid policy, it certainly works for him, and we have no quarrel with it. Had we followed the same path, all others being equal and they aren't, our stock price would be somewhere north of $700 as we write.

We are not as talented, as smart, or as rich as Mr. Buffett, but we believe that we both share an appreciation for the support and focus that comes from having motivated and entrepreneurial employees. Promoting employee stock ownership is one sure way that we know will foster these qualities. With the consent of the shareholders, we offer an Employee Stock Purchase Plan, which allows our employees the opportunity to purchase shares through regular payroll deductions at a 15% discount. We also grant stock options from shareholder-approved plans to employees of whatever position nominated on the basis of past contribution and future potential.

Because we think that employee stock ownership is important, we think it's important to maintain some kind of rational per share trading price for our stock. A high stock price frankly works against broad based employee ownership.

We believe that there is a certain amount of elegance required in the trading range of the stock, for cosmetic reasons if for nothing else. Fundamentally, nothing changes, but it does make more stock available for the same amount of money.

As we all know, a pie is not a pie. By this we mean that there is a vast difference between the diminutive "Hot Apple Pie" that you just purchased at a fast food stand and a piece of grandma's special recipe topped with whipped cream. The former leaves you hungry while the latter leaves you needing to let out your belt. Our thesis here: A smaller piece of a big pie may be more filling than a big piece (or the only piece) of a small one. Finally, and with all due respect, just because something is clearly right for Mr. Buffett and Berkshire Hathaway does not necessarily mean that it is right for everyone else. As the old saying goes... "One man's meat is another man's poison".

2.    I have long admired Expeditors business model and execution. You have stated many times that it is the people/culture that drive the results. Will you provide a summary in regard to the organizational structure and, specifically, how coordination among functional and geographic areas takes place? How are the incentives structured? For example, if a global sales team lands a new account that brings business to a local office, how is the remuneration handled?

What you call a functional area is what we think we refer to as a product or service. The product/service leaders co-ordinate through geographical area managers in what some might call matrix management. Sales people are compensated via commissions on business sold. Product managers tend to be measured based on increases in growth of the product. Operations managers (geographic Presidents, Executive and Senior Vice Presidents, Regional Vice Presidents, District Managers, department managers and supervisors) as well as senior corporate management are all compensated from bonus pools derived from pre-tax operating income.

With respect to your geographic example, we operate on a simple theory: the branch that performs the service must bill and collect for it and therefore that branch gets the net revenue. The sales person responsible for selling the business, no matter where located, gets a sales commission. Every freight transaction has services rendered at origin and destination. Ours is a reciprocating business and it takes positive, coordinated efforts on both sides (shipper and consignee) to make a successful sale. For that reason, net revenue is easily assigned to each geographic unit.

One of the best things that we have going for us is that we have not complicated our compensation system into indecipherable formulas that cannot be understood by the persons intended to be rewarded. The compensation is straightforward, easily understood by those who participate and absolutely sacrosanct from the intrusions of well-intended people looking to organize it solely for organization sake. Successful incentive compensation systems don't come with Byzantine rules and traps for the unwary. They need to be simple and easily articulated so that they can be easily understood by the beneficiaries. An unsuccessful program has ever-changing standards and goals that combine to push unpredictable sums upon the no longer motivated. We've never had significant problems with this part of our business. We think that is why our incentive plan has been so integral to our success.

3.    In comparing the 2002 proxy statement with the 2001 edition, I could not reconcile the change in share ownership by your C.E.O. It appears his non-option based ownership position declined from 779,383 shares last year to 327,328 shares this year. However, the only public filing I could find covered the exercise of options on 140,000 shares and the subsequent sale of these shares in February 2002. Were there additional share sales? If these numbers are correct, could you comment on why he sold such a large percentage of his holdings?

We agree with your math, but cannot accept your assumptions. There are a couple of ways that shares can be transferred besides a sale. In each case a disposition will reduce the stock holdings as reported in the annual proxy statement. Each of these dispositions is a reportable event under the insider trading public filings with the question becoming when must they be reported.

All sales must be reported by the 10th day of the following month. There are other transactions that must be disclosed by the reporting individual, not the company, with the form required for the next otherwise reportable event. The form containing the information you seek was set forth in a footnote on Form 4 that was filed with the SEC by June 10, 2002.

4.    Has your C.E.O. announced retirement plans and what is Expeditors' succession plan?

Mr. Rose has made no statement with respect to plans for retiring. Until such time, whenever it may be, that he makes some sort of announcement, questions regarding succession plans are publicly premature. Mr. Rose addressed this question at the 2002 shareholders meeting and left little doubt that he had no immediate plans to go anywhere. Frankly, that was good enough for the employees and shareholders in attendance and we think it should be good enough for you as well.

5.    Does your company have a DRIP in place?

Are we safe here in assuming that you are inquiring as to whether or not we have a Dividend Re-Investment Program and that you are not trying to make a comment about management?

If our assumption is correct, the answer is that we do not have a DRIP in place. To be perfectly honest, we don't need the money and we don't think we have a shareholder base that is either large enough or diverse enough to have the benefits exceed the costs of maintaining a dividend re-investment program.

6.    As hard as I have looked, I cannot find your Nasdaq ticker symbol on your web site. I went to the investors page, hit stock quote, and it would never load. I'd like to buy some stock!!

We tried three different times from three different computers and have not had any problems loading a stock quote from the link on our website. We frankly don't know what else to tell you.

Your comment regarding the ticker symbol did hit home. We looked and we agree that it was not there. This is a fairly obvious omission in retrospect and is something that you would have expected our investors relations professional to have caught. However, we never hired one and hope that the savings from this decision more than outweighs any damage we have suffered over the last eight years. We have now added our ticker symbol, NASDAQ-EXPD, to the line with the link to the stock quote. If you give us another look, you'll see it. Thanks for bringing this to our attention.

7.    Some carriers have raised rates for their eastbound Trans-Pacific air routes, citing a better supply-demand dynamic in their favor as the driving factor. However, the concern some carriers have is that the round-trip costs for a flight between Asia and a westbound destination may not be amply covered unless the traffic on the westbound portion picks up (giving more revenue). One of the potential solutions to help cover the costs is to institute further rate increases. How do you plan to handle a scenario in which airfreight rates going out of Asia could be rising faster than you can handle?

This is really a rather simple question disguised by a rather lengthy and convoluted preamble. After getting through the preamble, we feel a little bit like a batter who has just been served up a 70 mph change-up pitch after having witnessed the 100 mph heat. We know we can hit it; we just needed to know it was coming. The "rising faster than you can handle" really has us stumped.    As we have noted over and over (and over and over) again, rates go up and rates go down. The only true constant in airfreight forwarding is that rates will change.

We don't recall a time when we couldn't "handle" rising rates. There have been times when we couldn't pass on rate increases as quickly as we would have preferred, but coping with changing rates is our job and our focus. The question isn't whether we will handle a changing rates scenario, but rather how well will we handle it? As we have said before, we have never been hurt by the laws of supply and demand. It is true that rate increases typically put downward pressure on yields, however, the associated increases in volume tends to make up for any decline in margin.

We are not saying that rising markets can't hurt, we believe that you need to prepare for rising rates through the actions you take while rates seem stable. Not too long ago we heard a now retired competitor explain that quarters problems as being associated with "revenue constant" customer contracts. What we think he meant was that it was a mistake to ignore the laws of supply and demand and regretted making extended fixed price customer contracts. The folly of this became apparent as his air carrier partners were free to charge the market rates. This usually ends in the loss of the customer who simply gets tired of freight not moving.

Some who don't understand the dynamics of the freight markets will look at a yield decrease and make the assumption that net revenue opportunities were "lost." The thought process goes something like this: If they were able to move the increased volume at the old yields, they could have made more money. That is an absolutely correct, but totally naïve statement, much akin to "If pigs had wings, they would fly or if foreign currency rates hadn't fluctuated, we could have made more money." Yield decreases can be expected with volume increases.

8.    Given your statements in previous filings that you experienced a record March 2002 and seemed poised to have a record April, how much of that positive momentum carried over into May 2002?

May 2002 was also a record May, but not quite to the same extent that March and April of 2002 were records for their respective months. To be clear, we are only comparing May of this year with all other months of May in our operating history.

9.    What portion of your total revenue is derived from Pakistan/India and how have recent events affected your operations in this region?

As of May 2002, less than 3% of our net revenue is derived from Pakistan/India. The recent events have obviously not been favorable for the business environment, but we're still profitable and ahead of last year in India. Pakistan, as you might expect, has been the hardest hit and our year to date results in Pakistan are behind last year.

The real concern for this region is what will happen in the future. To this point we can report that we have seen buyers shift their travel and sourcing from the Indian sub-continent, particularly Pakistan, to other less troubled areas in the globe.

Looking at Expeditors from a global perspective, this shift doesn't necessarily mean a net loss in business, but it does mean a net loss in business for our offices in India and Pakistan. Moving away from an Expeditors centric approach to your question, this loss of trade is a hardship for the people of India and Pakistan who were emerging as a viable and competitive alternative to China.

While China is taking advantage of their newly-approved WTO membership status, and is moving forward, India and Pakistan might well find themselves moving in the opposite direction unless they can take decisive action to retain investment. It is one of those axiomatic things—war and uncertainty don't seem to attract or retain capital.

10.    Has capacity on the ocean been impacted during the past month due to labor issues at the West Coast ports?

The ocean has as much capacity as it ever did. We assume you really meant to ask about shipping patterns and the number of ships afloat so we will answer that topical question as well.

There has certainly been a lot of ocean activity over the last 4-5 weeks. Cargo interests were concerned about potential labor unrest and, in our opinion, that concern did show up in buying and shipping patterns.

That having been said, it is difficult to quantify how much of this pickup is just pickup and how much is related to concerns of upcoming labor negotiations. What we can say is that any rush to beat a July 1, 2002 deadline, from an ocean standpoint is over at this stage.

11.    Is current international airfreight capacity tighter, than might otherwise be expected at this point in the business cycle, due to the residual effects of September 11th?

International airfreight capacity is uncharacteristically tight right now, above and beyond what you might expect at this time of year. The reasons for this tight capacity cannot be attributed to any one factor; rather they are the result of a combination of factors, no one individually significant. What we are seeing is convergence of things, which have combined to create a challenging airfreight environment. Most notable in our opinion are the following:

  •
  A small up tick in freight volumes, which might come as a result of a cautiously recovering macro economic environment. Prior to this increase, demand and supply were very well matched during the first four months of 2002;

  •
  Lower overall lift due to the reductions that were made because of the general decline in business conditions over the last 18 months, which were in turn exacerbated by the terrorist attacks;

  •
  Four freighters on the trans Pacific were pulled from service due to safety and security concerns and no timeline has been given for their return; and

  •
  Concerns over the potential impact on the supply-chain of a West Coast labor dispute has caused mode shifts from ocean to air for certain customers.

12.    A May 15 SEC filing reported that a senior member of Expeditors' management team planned to sell company stock representing slightly more than 30% of his holdings (based on beneficial share ownership reported in Expeditors' April proxy statement). That we're aware of, this is the executive's only sale in at least the past two years. Is this transaction one-time or is it part of a new program of scheduled sales?

Our CFO, Mr. Gates, no doubt appreciated the effort that you made to leave his name out of your question. However, for insiders, there is not much privacy in these matters nor really should there be. The specific answer to your question is that this was not the start of a new program of scheduled sales, but we want to take this opportunity to talk about the insider disclosure requirements and our corporate philosophy about compliance with them.

The filing that you referenced was the Form 144 regulatory filing required whenever an "affiliate" is about to sell shares of stock. This filing, which is valid for three months, sets forth the number of shares to be sold, the projected sales price and the source of the shares. The full rule and a copy of Form 144 can be found at www.sec.gov/divisions/corpfin/forms/144.htm and it does not take more than a glance to figure out this stuff was written before the plain English movement took hold.

Insiders are also subject to an after the fact reporting scheme as a part of the enforcement scheme surrounding the short swing trading prohibition. This is a multi-form rule. Form 4, the most commonly used around here, is at www.sec.gov/divisions/corpfin/forms/form4.htm. Using this information, members of the public can bring shareholder derivative lawsuits to recapture for the corporation trading profits in violation of the rule prohibiting profitable purchases and sales that can be matched within any six month period.

It would make sense that the individuals subject to prospective reporting under Rule 144 and those subject to insider trading prohibitions would be the same group of individuals, but strictly speaking that is not the case.

These reporting obligations are the legal responsibility of the individuals and not the corporation. However, most public companies provide officers and directors with some degree of assistance with their compliance responsibilities. As a result, most companies probably try to keep the number of filing individuals to the smallest number possible.

At Expeditors we have 22 individuals who have reporting obligations under both of the schemes listed above. To our understanding this is far in excess of the number of reporting individuals at companies that are much larger than ours. The difference being that we do not take a legalistic approach to disclosure and believe that we have read the rule fairly. With more reporting individuals than several competitors many times our size, we are going to have more reported transactions and more questions.

Finally, it is not lost on us that questions like yours really seek to have us comment on the individual motivations for specific transactions. In our view this is an individual matter and is not something that we are going to comment on beyond providing the required disclosures on a timely basis. Until the government adds a "Why did you sell?" question to the forms, you are not going to get more from us.

13.    As a result of the recent Wall Street Journal article, I read through your responses to selected questions regarding your first quarter operating results and am interested in your selection criteria for these questions?

All the questions in this forum are submitted by shareholders, potential shareholders or analysts. In all honesty, once you include potential shareholders, who is left behind?

At times we do edit the questions. We hacked up yours for example. We do this sometimes for clarity, sometimes for anonymity's sake and sometimes to combine separate but related queries into one question in order to provide a single comprehensive response. We also leave out editorial comments and omit unnecessary details. This is what got you edited.

We mock questions on occasion when it is obvious that little effort, much less thought, went into crafting the query. It takes a great deal of effort to put this thing out and sometimes it is hard to find a rational question in the stuff we get.

Not all questions received get answered, and we don't feel any obligation to disclose why we did or did not select any particular query. For instance, the next two questions you asked didn't make it.

Our primary purpose for publishing these 8-K's is to provide meaningful information to the investment community. The questions we get after quarterly earnings releases tend to be more numerical and analytically focused, while the monthly updates seem to cover more general topics.

14.    Do you have any response to xxxxxx x. xxxxxxxx of xxxxx xxxxxx who was quoted as saying "quite frankly, Wall Street made them rich...they should back off." on the front page of the Wall Street Journal and is there a basis for his contention in fact?

When asked about this comment we have ignored the back off part and tried to point out that we feel that the hard work of over 7,400 employees is what has made us successful. Wall Street can bring liquidity, but it can't move anything from Shanghai to Frankfurt and to the best of our knowledge that is the source of profits around here.

Analysts should feel free to say or write whatever they please about Expeditors. That is their job. We don't have to agree and when we don't agree we will use these filings to make our position clear.

We believe that everyone is entitled to their own opinion. If they are confident in their position that we criticize, they shouldn't have a problem with the fact that we are equally confident in making our case. We have never tried to damn all of Wall Street, but we have never enjoyed dealing with anybody who was unwilling to listen and evaluate Expeditors objectively.

We do take issue when analysts say or write one thing and then privately advise their clients or potential clients to act differently. We also cannot understand how a thinking analyst could rate us as nothing better than a "hold" over the last eight years. We also object to comments that are misleading or untrue made solely to run us down in order to promote the stock of a banking client of theirs and a competitor of ours. Who could blame us?

Finally, we will say that we think we understand Expeditors better than any anybody else. We work here after all.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
June 19, 2002	/s/ PETER J. ROSE Peter J. Rose, Chairman and Chief Executive Officer
June 19, 2002	/s/ R. JORDAN GATES R. Jordan Gates, Executive Vice President— Chief Financial Officer and Treasurer

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Item 9. Regulation FD Disclosure.
SIGNATURES